CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Effective Profitable Software, Inc., for the Quarter ending September 30, 2007, I, Gary Moore, Chief Executive Officer of Effective Profitable Software, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fairly represents in all material respects, the financial condition and results of operations of Effective Profitable Software, Inc.

By: /s/Gary Moore
Gary Moore
President,
Chief Executive Officer

November 19, 2007